Exhibit 99.1

OppFi Reports Third Quarter 2021 Financial Results

Revenue up 47% and Adjusted Revenue for the third quarter of 2021 up 25% year over year

Net Originations for the third quarter of 2021 up 25% year over year and 14% sequentially to a record $165 million

Ending Receivables for the third quarter of 2021 up 22% year over year and 13% sequentially

Net Income of $30.4 million for the third quarter of 2021, $72.8 million for the first nine months of 2021

Adjusted Net Income of $17.4 million for the third quarter of 2021, $54.4 million for the first nine months of 2021, up 60% over the first nine months of 2020

Basic and Diluted EPS of $1.06 for the third quarter of 2021

Adjusted Basic and Diluted EPS of $0.21 for the third quarter of 2021

CHICAGO, November 11, 2021— OppFi Inc. (NYSE: OPFI) (“OppFi” and “the Company”), a leading financial technology platform that powers banks to help the everyday consumer gain access to credit, today reported financial results for the third quarter ended September 30, 2021.

“We are pleased with our results for the third quarter as growth continued to rebound with a record $165 million in quarterly originations together with strong revenue and profitability, ” said Jared Kaplan, Chief Executive Officer of OppFi. “We remain excited about our ability to scale the OppFi platform with a multi-product solution to serve the everyday consumer. Recently we secured financing for our SalaryTap and OppFi Card businesses which we plan to use to allow those businesses to scale. We are piloting a more personalized approach to pricing with our bank partners in our flagship installment business. We believe personalized pricing could allow us to serve an even larger portion of our addressable market and drive stronger growth over time. Furthermore, we delivered our inaugural Social Impact Report which highlights our mission of expanding credit access, while building financial health for our customers.”

Financial Summary

The following table presents a summary of OppFi’s results for the three and nine months ended September 30, 2021.

(in Thousands, except per share	Three Months Ended September 30,		Variance
values) Unaudited	2021	2020	%
Total revenue	$91,977	$62,759	46.6%
Adjusted revenue[1]	$91,977	$73,577	25.0%
Net income	$30,392	$19,342	57.1%
Adjusted net income[1]	$17,362	$19,484	(10.9%)
Adjusted EBITDA[1]	$31,779	$32,402	(1.9%)
Basic and diluted EPS	$1.06	$—	—
Adjusted basic and diluted EPS[1]	$0.21	$—	—

(in Thousands, except per share	Nine Months Ended September 30,		Variance
values) Unaudited	2021	2020	%
Total revenue	$254,610	$198,693	28.1%
Adjusted revenue[1]	$254,610	$236,157	7.8%
Net income	$72,763	$61,358	18.6%
Adjusted net income[1]	$54,439	$34,079	59.7%
Adjusted EBITDA[1]	$96,418	$66,445	45.1%
Basic and diluted EPS	$1.08	$—	—
Adjusted basic and diluted EPS[1]	$0.64	$—	—

Third Quarter Key Performance Metrics

The following table represents key third quarter metrics.

($ in Thousands, except marketing cost per loan	As of and for the Three Months Ended
information) Unaudited	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020
Total Net Originations(a)	$164,547	$143,983	$131,236
Ending Receivables(b)	$293,279	$260,377	$240,275
% of Originations by Bank Partners	93%	93%	65%
Net Charge-Offs as % of Average Receivables(c)	36%	28%	24%
Auto-Approval Rate(d)	58%	51%	21%
Marketing Cost per Funded Loan(e)	$89	$72	$62
Marketing Cost per New Funded Loan(f)	$255	$245	$212

a.	Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b.	Receivables are defined as unpaid principal balances of both on- and off-balance sheet loans.
c.

Annualized net charge-offs as a percentage of average receivables (defined as unpaid principal of both on- and off-balance sheet loans) represents total charge offs from the period less recoveries as a percent of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.

d.	Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
e.

Marketing Cost per Funded Loan represents marketing cost per funded loan for new and refinanced loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of loans originated during that same period.

f.

Marketing Cost per New Funded Loan represents marketing cost for new loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of new loans originated during that same period.

Financial Capacity and Capital Resources

As of September 30, 2021, the Company had $56.8 million in total cash and an additional $225.5 million of unused debt capacity under its financing facilities for future availability, representing a 52% overall undrawn capacity. Including total financing commitments of $433.0 million, and cash on the balance sheet of $56.8 million, the Company had approximately $490 million in funding capacity as of September 30, 2021. On September 30, 2021 OppFi expanded its existing bank credit facility to $45 million to facilitate the growth and expansion of its SalaryTap business.

Full Year 2021 Outlook

The company is reiterating its expected full year 2021 financial outlook:

•	Revenue between $350 and $360 million

•	Adjusted EBITDA between $120 million to $125 million(1)

•	Adjusted Net Income between $62 million and $66 million(1)

OppFi’s expectations for its full year 2021 Revenue, Adjusted EBITDA and Adjusted Net Income were prepared based on various material assumptions, including the following:

•

Ending receivables(2) of approximately $315- $325 million, which would represent approximately 15 to 20% year over year growth, reduced from previous expectations due to the slower than expected demand recovery

•	Net charge-offs as a percentage of average receivables(2) of approximately 35% to 40% due to lower growth in receivables

•	Yield consistent with historical levels for fourth quarter 2021

The Company plans to provide its full year 2022 financial outlook in connection with reporting 2021 year end results.

Conference Call

Management will host a webcast and conference call on Thursday, November 11, 2021 at 5:00 pm ET to discuss the Company’s financial results for the third quarter ended September 30, 2021. The conference call will be made available in the Investor Relations page of the Company’s website. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.

The conference call can also be accessed by the following dial-in information:

•	Conference ID: 13724191

•	Domestic: 1-877-705-6003

•	International: 1-201-493-6725

A replay of the call will also be available on the Company’s website approximately two hours after the live call through November 25, 2021. To access the replay, dial 1-844-512-2921 (Domestic) or 1-412-317-6671 (International). The replay pin number is 13724191.

Third Quarter Results of Operations

The following table presents OppFi’s consolidated results of operations for the three and nine months ended September 30, 2021 and September 30, 2020. The consolidated results of operations reflect the transition on January 1, 2021, to the fair value (“FV”) accounting method for certain receivables from the incurred credit loss application method. The below tables represent unaudited income statements that compare year over year performance as well as a pro forma basis for the application of the FV methodology.

GAAP Income Statements

	Three Months Ended
	September 30,		Change
(in Thousands, except per share values) Unaudited	2021	2020	%
Interest and loan related income, gross (a)	$91,448	$73,311	24.7%
Other income	529	266	98.9%

Interest, loan related, and other Income	$91,977	$73,577	25.0%

Amortization of loan origination costs	—	(10,818)	—

Total revenue	$91,977	$62,759	46.6%

Total provision	(143)	(17,880)	99.2%
Change in fair value of finance receivables	(18,940)	—	—

Net revenue	$72,894	$44,879	62.4%

Total expenses	61,382	25,537	140.4%

Income from operations	$11,512	$19,342	(40.5)%

Gain of loan forgiveness of Paycheck Protection Program loan	6,444	—	—
Change in fair value of warrant liability	13,139	—	—

Income before income taxes	$31,095	$19,342	60.8%

Provision for income taxes	703	—	—

Net income	$30,392	$19,342	57.1%

Less: net income attributable to noncontrolling interest	16,267

Net income attributable to OppFi Inc.	$14,125

Earnings per share attributable to OppFi Inc. (b):
Earnings per common share:
Basic	$1.06	$—
Diluted	$1.06	$—
Weighted average common shares outstanding:
Basic	13,363,995	—
Diluted	13,363,995	—

(a)

Loan Related Income primarily consists of non-sufficient funds fees, which are immaterial and were discontinued during Q1 2021. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)

Prior to the Reverse Recapitalization, all net income was attributable to the noncontrolling interest. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

	Nine Months Ended
	September 30,		Change
(in Thousands, except per share values) Unaudited	2021	2020	%
Interest and loan related income, gross (a)	$253,581	$235,651	7.6%
Other income	1,029	506	106.4%

Interest, loan related, and other Income	$254,610	$236,157	7.8%

Amortization of loan origination costs	—	(37,464)	—

Total revenue	$254,610	$198,693	28.1%

Total provision	(181)	(62,755)	99.7%
Change in fair value of finance receivables	(52,635)	—	—

Net revenue	$201,794	$135,938	48.4%

Total expenses	147,911	74,580	98.3%

Income from operations	$53,883	$61,358	(12.2)%

Gain of loan forgiveness of Paycheck Protection Program loan	6,444	—	—
Change in fair value of warrant liability	13,139	—	—

Income before income taxes	$73,466	$61,358	19.7%

Provision for income taxes	703	—	—

Net income	$72,763	$61,358	18.6%

Less: net income attributable to noncontrolling interest	58,638

Net income attributable to OppFi Inc.	$14,125

Earnings per share attributable to OppFi Inc. (b):
Earnings per common share:
Basic	$1.08	$—
Diluted	$1.08	$—
Weighted average common shares outstanding:
Basic	13,107,873	—
Diluted	13,107,873	—

(a)

Loan Related Income primarily consists of non-sufficient funds fees, which are immaterial and were discontinued during Q1 2021. Interest income related to finance receivables accounted for under the fair value option is included in “Interest and loan related income, gross” in the consolidated statements of operations.

(b)

Prior to the Reverse Recapitalization, all net income was attributable to the noncontrolling interest. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

Fair Value Pro Forma Income Statements (a)

	Three Months Ended
(in Thousands, except per share values) Unaudited	September 30,		Change
	2021	2020	%
Total revenue	$91,977	$73,577	25.0%
Total provision	(143)	—	—
Fair value adjustment (b)	(18,940)	(11,880)	(59.4)%

Net revenue	$72,894	$61,697	18.1%

Expenses
Sales and marketing	15,633	9,513	64.3%
Customer operations	10,550	9,414	12.1%
Technology, products, and analytics	7,329	5,080	44.3%
General, administrative, and other	21,456	7,982	168.8%

Total expenses before interest expense	$54,968	$31,989	71.8%

Interest expense (c)	6,414	4,653	37.8%

Income from operations	$11,512	$25,055	(54.1)%

Gain of forgiveness of PPP loan	6,444	—	—
Change in fair value of warrant liability	13,139	—	—

Income before income taxes	$31,095	$25,055	24.1%

Provision for income taxes	703	—	—

Net income	$30,392	$25,055	21.3%

Less: net income attributable to noncontrolling interest	16,267

Net income attributable to OppFi Inc.	$14,125

Earnings per share attributable to OppFi Inc. (d):
Earnings per common share:
Basic	$1.06	$—
Diluted	$1.06	$—
Weighted average common shares outstanding:
Basic	13,363,995	—
Diluted	13,363,995	—

(a)

The pro forma fair value accounting adjustments are due to OppFi’s transition from an incurred credit loss application to a fair value application acceptable under US GAAP. Historically, under the incurred credit loss application, OppFi has reserved for life losses due to the short duration of receivables. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies.

(b)	Fair value adjustment of $11.9 million includes net charge-offs of $13.9 million and a fair market value adjustment of ($2.0 million) driven by higher receivables and a higher fair market value mark.
(c)	Includes debt amortization costs.
(d)

Prior to the Reverse Recapitalization, all net income was attributable to the noncontrolling interest. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

	Nine Months Ended
(in Thousands, except per share values) Unaudited	September 30,		Change
	2021	2020	%
Total revenue	$254,610	$236,157	7.8%
Total provision	(181)	—	—
Fair value adjustment (a)	(52,635)	(87,470)	39.8%

Net revenue	$201,794	$148,687	35.7%

Expenses
Sales and marketing	35,114	25,539	38.5%
Customer operations	30,036	28,030	7.2%
Technology, products, and analytics	19,669	14,254	38.0%
General, administrative, and other	45,687	21,200	115.5%

Total expenses before interest expense	$130,506	$88,843	46.9%

Interest expense (b)	17,405	16,582	5.0%

Income from operations	$53,883	$43,262	24.6%

Gain of forgiveness of PPP loan	6,444	—	—
Change in fair value of warrant liability	13,139	—	—

Income before income taxes	$73,466	$43,262	69.8%

Provision for income taxes	703	—	—

Net income	$72,763	$43,262	68.2%

Less: net income attributable to noncontrolling interest	58,638

Net income attributable to OppFi Inc.	$14,125

Earnings per share attributable to OppFi Inc. (c):
Earnings per common share:
Basic	$1.08	—
Diluted	$1.08	—
Weighted average common shares outstanding:
Basic	13,107,873	—
Diluted	13,107,873	—

(a)

Fair value adjustment of $87.5 million includes net charge-offs of $69.8 million and a fair market value Adjustment of $17.6 million driven by lower receivables and a lower fair market value mark as a result of the COVID-19 pandemic.

(b)	Includes debt amortization costs.
(c)

Prior to the Reverse Recapitalization, all net income was attributable to the noncontrolling interest. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

Condensed Balance Sheets

Comparison September 30, 2021 and December 31, 2020

The following table presents OppFi’s condensed balance sheet for September 30, 2021 and December 31, 2020:

(in Thousands, except per share values) Unaudited	September 30, 2021	December 31, 2020
Assets
Cash and restricted cash	$56,802	$45,657
Finance receivables at fair value	334,114	—
Finance receivables at amortized cost, net	1,269	222,243
Other Assets	48,469	17,943

Total assets	$440,654	$285,843

Liabilities and stockholders’/members’ equity
Other liabilities	$51,976	$28,406
Total debt	225,759	158,105
Warrant liability	24,506	—

Total liabilities	302,241	186,511
Total stockholders’/members’ equity	138,413	99,332

Total liabilities and stockholders’/members’ equity	$440,654	$285,843

Total cash increased by $11.1 million as of September 30, 2021, driven by free cash flow from operations as well as increased borrowings under OppFi’s refinanced corporate credit facility and higher utilization of senior debt to finance receivables growth, transaction expenses, and tax distributions. Finance receivables in 2021 increased due to higher unpaid on-balance principal balances as well as the election of the fair value option in 2021. Other assets grew by $30.5 million driven by the addition of a deferred tax asset of $23.9 million related to the business combination, as well as $4.3 million of prepaid expenses and $3.3 million of property, equipment and capitalized technology costs, partially offset by a reduction of $0.9 million of debt issuance costs.

Other liabilities increased by $23.6 million driven by the creation of a tax receivable agreement liability of $22.9 million related to the business combination. Total debt increased by $67.7 million driven by an increase in utilization of leverage facilities of $49.2 million and a $24.8 million net impact of the corporate credit facility refinancing, partially offset by $6.4 million of loan forgiveness of the PPP loan.

Total equity increased by $39.1 million driven by net income for the first nine months of $72.8 million and the impact of the adoption of the fair value method of accounting of $69.4 million, partially offset by distributions of $50.8 million and transaction related adjustments to equity of $52.3 million.

As of September 30, 2021, OppFi had 84.5 million shares of common stock outstanding, excluding 25.5 million shares of common stock associated with earnouts. Adjusted earnings per share for the third quarter was $0.20 and for the first nine months of 2021 was $0.64. Earnings per share for the three and nine months ended September 20, 2021 excludes 15.3 million warrants outstanding with exercise prices at $11.50 and $15.00 per share as well as 5.6 million of employee stock options at exercise prices of $10.45 and $20.00 per share as these securities are anti-dilutive.

About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. OppFi’s platform facilitates the installment loan products, OppLoans and SalaryTap, and the credit card product, OppFi Card. The company has been an Inc. 5000 company for six straight years, a two-time Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 by Crain’s Chicago Business. The company was also listed on the Forbes America 2021 list of America’s Best Startup Employers and Built In’s 2021 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

Contacts:

Investor Relations: Investors@oppfi.com

Media Relations: media@oppfi.com

Forward-Looking Statements

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations for its full year 2021 revenue, Adjusted EBITDA and Adjusted Net Income, OppFi’s expectations with respect to the future performance of OppFi’s platform, OppFi’s expectations for its growth and profitability and OppFi’s new products, including SalaryTap and OppFi Card, and their performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted Revenue, Adjusted Basic and Diluted EPS, Adjusted Net Income and Adjusted EBITDA. Adjusted Revenue is defined as Total Revenue adjusted to include amortization of loan origination costs. Adjusted Net Income is defined as current earnings before tax for audited annual financials and unaudited for quarterly financials, pro forma for fair value accounting for finance receivables adoption, plus (1) recruiting fees, severance and relocation, (2) amortization of debt transaction costs and (3) other addbacks and one-time expenses following the closing of the business combination, including one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees; and assumes a tax rate of 25% prior to the three months ended September 30, 2021 and a 23.99% tax rate after . Adjusted EBITDA is defined as Adjusted Net Income, pro forma for fair value accounting for finance receivables adoption, plus (1) taxes at an assumed 25% tax rate prior to the three months ended September 30, 2021 and a 23.99% tax rate after for change in tax status upon completion of the business combination, (2) depreciation and amortization, (3) interest expense and (4) business (non-income) taxes. Adjusted Basic and Diluted EPS is defined as adjusted net income divided by adjusted shares outstanding, which represent shares outstanding as of September 30, 2021 excluding earnout shares. The pro forma fair value accounting adjustments are due to OppFi’s transition from an incurred credit loss application to a fair value application acceptable under US GAAP. Historically, under the incurred credit loss application, OppFi has reserved for life losses due to the short duration of receivables. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation for OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures is in the table below.

The Non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income for the full year 2021 are provided in this press release only on a non-GAAP basis because a reconciliation to the most comparable GAAP financial measures, Net Revenue and GAAP Net Income, is not available without unreasonable effort. OppFi believes that such items and, accordingly, the other items of the reconciliation, would require an unreasonable effort to predict with reasonable certainty the amount or timing of non-GAAP adjustments used to calculate these Non-GAAP financial measures. OppFi believes that any such forecast would result in a broad range of projected values that would not be meaningful to investors.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

	Three Months Ended
(in Thousands, except per share values) Unaudited	September 30,		Change
	2021	2020	%
Net income	$30,392	$19,342	57.1%
Provision for income taxes	703	—	—
FV adjustments	—	5,713	—
Debt amortization	572	474	20.7%
Other addback and one-time expenses (a)	(8,825)	450	(2,061.1)%

Adjusted EBT[1]	$22,842	$25,979	(12.1)%

Less: pro forma taxes (b)	(5,480)	(6,495)	(15.6)%

Adjusted net income[1]	$17,362	$19,484	(10.9)%

Pro forma taxes (b)	5,480	6,495	(15.6)%
Depreciation and amortization	2,712	1,799	50.8%
Interest expense	5,841	4,180	39.7%
Business (non-income) taxes	383	444	(13.7)
Net gain/loss on sale of asset	1	—	—

Adjusted EBITDA[1]	$31,779	$32,402	(1.9)%

Adjusted basic and diluted EPS[1] (c):	$0.21	$—
Adjusted weighted average shares outstanding:	84,464,783	—

(a)

Other addback and one-time expense of ($8.8 million) includes a ($13.1 million) addback due to change in fair value of warrant liability, a ($6.4 million) addback due to gain of forgiveness of PPP loan, and a $10.7 million impact to the G&A line item in expenses comprised of: $8.5 million in one-time expenses related to the business combination, $0.9 million in profit interest and stock compensation, $0.9 million in a change in fair value of warrant outstanding prior to business combination, and $0.4 million in other one-time expense.

(b)

Assumes a tax rate of 25% prior to the three months ended September 30, 2021 and a 23.99% tax rate after reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.

(c)

Prior to the Reverse Recapitalization, all net income was attributable to the noncontrolling interest. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

	Nine Months Ended
(in Thousands, except per share values) Unaudited	September 30,		Change
	2021	2020	%
Net income	$72,763	$61,358	18.6%
Provision for income taxes	703	—	—
FV adjustments	—	(18,096)	—
Debt amortization	1,735	1,451	19.6%
Other addback and one-time expenses (a)	(2,923)	726	(502.6)%

Adjusted EBT[1]	$72,278	$45,439	59.1%

Less: pro forma taxes (b)	(17,839)	(11,360)	57.0%

Adjusted net income[1]	$54,439	$34,079	59.7%

Pro forma taxes (b)	17,839	11,360	57.0%
Depreciation and amortization	7,289	4,775	52.6%
Interest expense	15,671	15,131	3.6%
Business (non-income) taxes	1,175	1,100	6.8%
Net gain/loss on sale of asset	5	—	—%

Adjusted EBITDA[1]	$96,418	$66,445	45.1%

Adjusted basic and diluted EPS[1] (c):	$0.64	$—
Adjusted weighted average shares outstanding:	84,464,783	—

(a)

Other addback and one-time expense of ($2.9 million) includes a ($13.1 million) addback due to change in fair value of warrant liability, a ($6.4 million) addback due to gain of forgiveness of PPP loan, and a $16.6 million impact to the G&A line item in expenses comprised of: $10.1 million in one-time expenses related to the business combination, $1.2 million in profit interest and stock compensation, $4.2 million in a change in fair value of warrant outstanding prior to business combination, and $1.1 million in other one-time expense.

(b)

Assumes a tax rate of 25% prior to the three months ended September 30, 2021 and a 23.99% tax rate after reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.

(c)

Prior to the Reverse Recapitalization, all net income was attributable to the noncontrolling interest. For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

Adjusted Revenue

(in Thousands, except per share values)	Three Months Ended September 30,		Variance
Unaudited	2021	2020	%
Total revenue	$91,977	$62,759	46.6%

Amortization of loan origination costs	—	10,818	—

Adjusted revenue[1]	$91,977	$73,577	25.0%

(in Thousands, except per share values)	Nine Months Ended September 30,		Variance
Unaudited	2021	2020	%
Total revenue	$254,610	$198,693	28.1%

Amortization of loan origination costs	—	37,464	—

Adjusted revenue[1]	$254,610	$236,157	7.8%

Adjusted Shares as Reflected in Adjusted Basic and Diluted Earnings Per Share

	Three Months and Nine Months
	Ended September 30,
Unaudited	2021	2020
Class A Common Stock outstanding at period end	13,464,542	—
Class V Common Stock outstanding at period end	96,500,241	—
Elimination of earnouts at period end	(25,500,000)	—

Adjusted shares outstanding	84,464,783	—

Adjusted Basic and Diluted EPS

	Three Months Ended September 30,
Unaudited	2021	2020
Adjusted net income (thousands)[1]	$17,362	$19,484
Adjusted shares outstanding	84,464,783	—

Adjusted basic and diluted EPS:	$0.21	$—

	Nine Months Ended September 30,
Unaudited	2021	2020
Adjusted net income (in thousands)[1]	$54,439	$34,079
Adjusted shares outstanding	84,464,783	—

Adjusted basic and diluted EPS:	$0.64	$—

Fair Value Pro Forma

(in Thousands, except per share values)	Three Months Ended September 30, 2020
Unaudited	As Reported	FV Adjustments	FV Pro Forma
Total revenue	$62,759	$10,818	$73,577
Total provision	(17,880)	17,880	—
Fair value adjustment (a)	—	(11,880)	(11,880)

Net revenue	$44,879	$16,818	$61,697

Expenses			—
Sales and marketing	3,693	5,820	9,513
Customer operations	4,129	5,285	9,414
Technology, products, and analytics	5,080	—	5,080
General, administrative, and other	7,982	—	7,982

Total expenses before interest expense	$20,884	$11,105	$31,989

Interest expense (b)	4,653	—	4,653
Income from operations	$19,342	$5,713	$25,055

(a)	FV Adjustment of $11.9M includes net charge-offs of $13.9M and FMV Adjustment of ($2.0M) driven by higher receivables and FMV mark.
(b)	Includes debt amortization costs.

(in Thousands, except per share values)	Nine Months Ended September 30, 2020
Unaudited	As Reported	FV Adjustments	FV Pro Forma
Total revenue	$198,693	$37,464	$236,157
Total provision	(62,755)	62,755	—
Fair value adjustment (a)	—	(87,470)	(87,470)

Net revenue	$135,938	$12,749	$148,687

Expenses		—	—
Sales and marketing	10,185	15,174	25,359
Customer operations	12,359	15,671	28,030
Technology, products, and analytics	14,254	—	14,254
General, administrative, and other	21,200	—	21,200

Total expenses before interest expense	$57,998	$30,845	$88,843

Interest expense (b)	16,582	—	16,582
Income from operations	$61,358	$(18,096)	$43,262

(a)	FV Adjustment of $87.5 million includes net charge-offs of $69.8M and FMV Adjustment of $17.6M driven by lower receivables and lower FMV mark as a result of the COVID-19 pandemic.
(b)	Includes debt amortization costs.

[1]

Non-GAAP Financial Measures: Adjusted Net Income, Adjusted Revenue and Adjusted EBITDA are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

[2]	Receivables defined as unpaid principal of both on- and off-balance sheet loans.